Exhibit 23.1


       Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-70112, 33-56489, 33-56837, 33-61391 and 33-64803)
and the Registration Statements on Form S-8 (Nos. 2-78323,
33-9082, 33-26468 and 33-33701) of Hughes Supply, Inc. of our
report dated March 14, 1996 appearing on page 22 of the Annual Report to Shareholders which is incorporated in this Annual
Report on Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
March 25, 1996